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                                                                    EXHIBIT 99.1

                                [PENTASTAR LOGO]

                  PENTASTAR COMMUNICATIONS, INC. ANNOUNCES THE
                          ACQUISITION OF NETLINK INC.

Denver, Colorado (October 2, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), the nation's largest communications services agent, announced today that it has completed the acquisition of NetLink inc. ("NetLink").

NetLink, located in St. Louis, Missouri, is one of the leading agents for Southwestern Bell and primarily sells high-end data services. NetLink is also an Ameritech distributor of voice and data services in Southern Illinois. Southwestern Bell and Ameritech are subsidiaries of SBC Communications, Inc. This acquisition complements PentaStar's earlier acquisition of the communications services agency business of Telecomm Industries, Corp., by expanding PentaStar's market coverage in the Midwest. Annualized run rate revenue for NetLink is approximately $1.4 million.

Under the terms of the merger agreement, the consideration for the transaction includes approximately $1.09 million in PentaStar common stock and cash plus the assumption of approximately $350,000 in debt and certain operating liabilities. In addition, there is a potential earnout payment to be made to the owners of NetLink based upon NetLink's earnings before taxes and amortization during the period from August 1, 2000 through July 31, 2001.

"We are very excited to welcome NetLink's Head of Operations, Chris Bigelow, and the NetLink team to PentaStar. In addition to bolstering our presence in the Midwest with Ameritech, NetLink establishes a solid base from which we can enhance our market presence into Southwestern Bell's territory. NetLink's focus on data oriented local and long distance services fits well into PentaStar's strategy," said Bob Lazzeri, Chief Executive Officer of PentaStar.

PentaStar has strategic agency relationships with all regional bell operating companies, and other telecommunications service providers including AT&T, Cable & Wireless, Global Crossing, Intermedia Communications and MCI WorldCom.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communication solutions for its business customers. PentaStar's common stock is traded on the Nasdaq National Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1660 Wynkoop St., Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com.


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     This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. The following important factors and uncertainties, among others, could cause our actual results to differ materially from those described in these forward-looking statements: our lack of combined operating history and our untested business model; our success in carrying out our acquisition strategy; our reliance on regional bell operating companies and other service providers for communications services; our ability to increase revenues from service providers other than local access service providers. For a detailed discussion of these and other factors that could affect actual results or outcomes please refer to PentaStar's filings with the Securities and Exchange Commission, including PentaStar's Form 10-KSB for the fiscal year 1999 and all other Securities and Exchange Commission filings submitted as of this date.

                                      # # #

CONTACT INFORMATION:

         Nancy Shipp
         PentaStar Communications Inc.
         E-mail: nshipp@pentastarcom.com
         Phone:  303-825-4400